Exhibit 10.35

Schedule of 2010 Executive Officer Compensation

The following sets forth the annual salary and target bonus, expressed as a percentage of annual salary, for our executive officers as of the date of filing of the Form 10-K to which this exhibit relates:

Name	Title	Annual Salary	Target Award %

Paul S. Viviano	Chairman and Chief Executive Officer	$600,000	85%
Michael F. Frisch	President, Alliance Imaging	$300,000	85%
Richard J. Hall	President, Alliance Oncology	$275,000	85%
Howard K. Aihara	Executive Vice President and Chief Financial Officer	$286,000	75%
Eli H. Glovinsky	Executive Vice President, General Counsel and Secretary	$290,000	65%
Christopher J. Joyce	Executive Vice President, Mergers and Acquisitions	$265,000	90%
Nicholas A. Poan	Senior Vice President, Corporate Finance and Chief Accounting Officer	$195,000	65%